Exhibit 4.20

FOURTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

Quantum (2007) LLC

This Fourth Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Quantum (2007) LLC (the “Company”) is entered into this 2nd day of September ~~August~~ 2016, by and between Robert Rosen, (the “Manager”), Kenon Holdings Ltd. (the “Class A Member”), and Ansonia Holdings Singapore B.V. (the “Class B Member” and, together with the Class A Member, the “Members”), pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time (the “Act”), and amends and restates that certain Third Amended and Restated Limited Liability Company Agreement entered into on June 28, 2016 between the Manager and the Members (the “Original LLC Agreement”).

RECITALS

WHEREAS, pursuant to that certain Loan Agreement entered into on April 22, 2016 between the Company, as borrower, and the Class B Member, as lender, as amended by that certain Amendment Letter entered into on June 27, 2016 between the Company and the Class B Member (the “Loan Agreement”), the Class B Member agreed to provide loans in an aggregate amount of up to $50 million to the Company;

WHEREAS, the Company and the Class B Member desire to execute an Amendment and Restatement Agreement relating to the Loan Agreement, dated as of the date hereof (the “Amendment and Restatement Letter”);

WHEREAS, pursuant to the Company’s and the Class B Member’s execution of the Amendment and Restatement Letter, the Company and the Class B Member desire to amend and restate the Loan Agreement (the “Amended and Restated Loan Agreement”); and

WHEREAS, in connection with the Company’s and the Class B Member’s execution of the Amendment and Restatement Letter, the Members and the Manager desire to amend and restate the Original LLC Agreement in its entirety.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members and the Manager, by execution of this Agreement, hereby agree to amend and restate the Original LLC Agreement in its entirety as follows:

1.          Name. The name of the limited liability company governed hereby is Quantum (2007) LLC.

2.          Certificates. A certificate of formation for the Company (the “Certificate of Formation”) has been filed in the Office of the Secretary of State of the State of Delaware in conformity with the Act. The Manager or an Officer (as hereinafter defined)shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to continue to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

3.          Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in all lawful activities for which limited liability companies may be formed under the Act.

4.          Powers. The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Manager pursuant to this Agreement, including Section 18.

5.          Principal Business Office. The principal place of business and office of the Company shall be located at, and the Company’s business shall be conducted from, such place or places as may hereafter be determined by the Manager.

6.          Registered Office. The address of the registered office of the Company in the State of Delaware is 16192 Coastal Highway, Lewes, Delaware 19958, in the county of Sussex.

7.          Registered Agent. The names and addresses of the registered agents of the Company for service of process on the Company in the State of Delaware are Harvard Business Services Inc., 16192 Coastal Highway, Lewes, Delaware 19958, in the county of Sussex and National Corporate Research, Ltd., 615 South DuPont Highway, County of Kent, Dover, Delaware 19901.

8.          Members. The names and the mailing addresses of the Members are as follows:

Name	Address

Kenon Holdings Ltd.	1 Temasek Avenue #36-01

Millenia Tower

Singapore 039192

Ansonia Holdings Singapore B.V.	1 Temasek Avenue #38-01

Millenia Tower

Singapore 039192

9.          Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company in accordance with the Act and shall continue until dissolution of the Company in accordance with Section 24 of this Agreement.

10.          Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and none of the Members, the Manager, any Officer, employee or agent of the Company (including a person having more than one such capacity) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of acting in such capacity.

11.          Capital Structure.

a.          Interests. The capital structure of the Company shall consist of two classes of interests, the Class A Interests and the Class B Interests (collectively, the “Interests”). The Class A Member shall own all of the Class A Interests issued and outstanding and the Class B Member shall own all of the Class B Interests issued and outstanding; provided that, in accordance with Schedule B attached hereto:

(i)
if applicable, following the Facility A Repayment Time (as defined in Schedule B), all Facility A Class B Conversion Interests (as defined in Schedule B) then held by the Class B Member (including any rights attaching thereto) shall, by virtue of the provisions of this Agreement, without any action on the part of the holders thereof, be deemed cancelled;

(ii)
if applicable, following the Facility B Repayment Time (as defined in Schedule B), all Facility B Class B Conversion Interests (as defined in Schedule B) then held by the Class B Member (including any rights attaching thereto) shall, by virtue of the provisions of this Agreement, without any action on the part of the holders thereof, be deemed cancelled;

(iii)
if applicable, following the Facility C Repayment Time (as defined in Schedule B), all Facility C Class B Conversion Interests (as defined in Schedule B) then held by the Class B Member (including any rights attaching thereto) shall, by virtue of the provisions of this Agreement, without any action on the part of the holders thereof, be deemed cancelled;

(iv)
if applicable, following the Repayment Time (as defined in Schedule B), all Class B Interests then held by the Class B Member (including any rights attaching thereto) shall, by virtue of the provisions of this Agreement, without any action on the part of the holders thereof, be deemed cancelled;

(v)
if applicable, following the Facility A Class B Conversion Time (as defined in Schedule B), all Facility A Class B Conversion Interests (as defined in Schedule B) then held by the Class B Member (including any rights attaching thereto) shall, by virtue of the provisions of this Agreement, without any action on the part of the holders thereof, be automatically converted into Class A Interests;

(vi)
if applicable, following the Facility B Class B Conversion Time (as defined in Schedule B), all Facility B Class B Conversion Interests then held by the Class B Member (including any rights attaching thereto) shall, by virtue of the provisions of this Agreement, without any action on the part of the holders thereof, be automatically converted into Class A Interests;

(vii)
if applicable, following the Facility C Class B Conversion Time (as defined in Schedule B), all Facility C Class B Conversion Interests then held by the Class B Member (including any rights attaching thereto) shall, by virtue of the provisions of this Agreement, without any action on the part of the holders thereof, be automatically converted into Class A Interests; and

(viii)
if applicable, following the Qoros Conversion Time (as defined in Schedule B), all Class A Interests then held by the Class B Member (including any rights attaching thereto) shall, by virtue of the provisions of this Agreement, without any action on the part of the holders thereof, be deemed cancelled.

b.          Rights. Each class of Interests shall have the rights and privileges accorded such class as are set forth in this Agreement.

12.          Rights and Duties Attached to the Interests.

a.          Class A Interest Rights. Each Class A Interest shall rank pari passu with every other Class A Interest and shall entitle its owner to one vote at any meeting of the Members.

b.          Class B Interest Rights. Each Class B Interest shall rank pari passu with every other Class B Interest and shall entitle its owner to the rights, powers and duties set forth in Schedule B, attached hereto and made part hereof, until the Class B Interests have been converted and /or cancelled in accordance with the terms set forth in Schedule B.

13.          Additional Capital Contributions. The Members are not required to make additional capital contributions to the Company.

14.          Capital Accounts. Separate capital accounts shall be maintained for each Member on the books of the Company. Each capital account shall be adjusted to reflect such Member’s shares of allocations and distributions as provided in Section 15 of this Agreement, and any additional capital contributions to the Company or withdrawals of capital from the Company. Such capital accounts shall further be adjusted to conform to the Treasury Regulations under Section 704(b) of the Internal Revenue Code of 1986, as amended (the “Code”), as interpreted in good faith by the Manager.

15.          Allocations and Distributions.

a.          Allocations of Profit and Loss. Subject to Section 16 of this Agreement, all items of income, gain, loss, deduction and credit shall be allocated to the Class A Member; provided that, following the Facility A Class B Conversion Time and, if applicable, the Facility B Class B Conversion Time and the Facility C Class B Conversion Time, and the conversion of Class B Interests then held by the Class B Member into Class A Interests in accordance with the conversion mechanisms set forth in Schedule B, and until the Qoros Conversion Time, all items of income, gain, loss, deduction and credit shall be allocated among the Members in accordance with their Class A Percentage Interests (as indicated on Schedule A attached hereto, which schedule shall be adjusted from time to time in accordance with Clause 7 of the Amended and Restated Loan Agreement).

b.          Distributions. Subject to Section 16 of this Agreement, distributions shall be made to the Class A Member at such times and in such amounts as may be determined in the sole discretion of the Manager; provided that, following the Facility A Class B Conversion Time and, if applicable, the Facility B Class B Conversion Time and the Facility C Class B Conversion Time, and the conversion of Class B Interests then held by the Class B Member into Class A Interests in accordance with the conversion mechanisms set forth in Schedule B, and until the Qoros Conversion Time, all distributions shall be shared among the Members in accordance with their Class A Percentage Interests (as indicated on Schedule A attached hereto, which schedule shall be adjusted from time to time in accordance with Clause 7 of the Amended and Restated Loan Agreement). Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of their interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

16.          Secondary Sale. The Members and the Manager acknowledge and agree that on any sale, lease, transfer or other disposal by the Company of any asset, including all or a portion of its legal or beneficial interests in Qoros Automotive Co., Ltd. (“Qoros”), the Company shall be required to use any net proceeds from such sale, lease, transfer or disposal (the “Transfer Proceeds”) as follows:

a.          if prior to the completion of the Class B Conversions (as defined in Schedule B), for the repayment of the outstanding amount, together with accrued and unpaid interest, under the Amended and Restated Loan Agreement prior to using the Transfer Proceeds for any other purpose; and

b.          if following the completion of the Class B Conversions, but prior to the Qoros Conversion (as defined in Schedule B), for the redemption of Class A Interests, at the then implied value of the Class A Interests (based upon the implied value of the Company’s interest in Qoros), prior to using the Transfer Proceeds for any other purpose, with such redemption to be reflected in an adjustment to Schedule A and the number of Class A Interests, if any, then held by the Class B Member after such redemption.

17.          Management. In accordance with Section 18-402 of the Act, and subject to the rights, powers and duties set forth in Schedule B:

a.          management of the Company shall be vested in the Manager. The Manager shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by managers of a limited liability company under the laws of the State of Delaware and including all things necessary to carry out the terms and provisions of this Agreement. The Manager has the authority to bind the Company;

b.          subject to the rights and powers of the Manager and the limitations thereon contained herein, the Manager may delegate to any person any or all of his powers, rights and obligations under this Agreement and may appoint, contract or otherwise deal with any person to perform any acts or services for the Company as the Manager may reasonably determine;

c.          no Member shall participate in the management or control of the business of, or shall have any rights or powers with respect to, the Company except those expressly granted to it by the terms of this Agreement, or those conferred on it by law;

d.        the Manager shall hold office until the earliest to occur of its resignation, termination, dissolution or other inability to act in such capacity, at which time the Members shall appoint a new manager; and

e.          the Manager shall not be compensated for its services as the manager of the Company without the consent of the Members.

18.          Officers. The Manager may, from time to time as it deems advisable, appoint officers of the Company (the “Officers”) and assign in writing titles (including, without limitation, President, Vice President, Secretary and Treasurer) to any such person. Unless the Manager decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 18 may be revoked at any time by the Manager.

19.          Other Business. The Manager and the Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

20.          Exculpation and Indemnification. None of the Members, the Manager or Officers (each an “Indemnified Party”) shall be liable to the Company or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, except that an Indemnified Party shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Party’s gross negligence or willful misconduct. To the full extent permitted by applicable law, an Indemnified Party shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Party by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, except that no Indemnified Party shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Party by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 shall be provided out of and to the extent of Company assets only, and neither the Manager nor any Member shall have personal liability on account thereof.

21.          Admission of Additional Members. One (1) or more additional members of the Company may be admitted to the Company with the prior written consent of the Members.

22.          Termination of Membership. Subject to Section 24, the termination, dissolution, death, bankruptcy or adjudicated incompetency of a Member shall not cause a dissolution of the Company, but the rights of such Member to share in the allocations and distributions, to assign its Interests in the Company pursuant to Section 23 and to vote on any matter on which the Members have the right to vote shall, on the happening of such an event, devolve on its legal representative for the purpose of settling its estate or administering its property.

23.          Assignments. A Member may not transfer, assign, pledge or hypothecate, in whole or in part, its Interests without the prior written consent of the Manager which shall not be unreasonably withheld.

24.          Dissolution and Winding Up.

a.          Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Members and the Manager, (ii) the death, disability, bankruptcy or withdrawal of the last remaining Member and (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

b.          Winding Up. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner).

25.          Elections. The Manager shall determine the accounting methods and conventions under the tax laws of any and all applicable jurisdictions as to the treatment of income, gain, loss, deduction and credit of the Company or any other method or procedure related to the preparation of such tax returns. The Manager may cause the Company to make or refrain from making any and all elections permitted by such tax laws, and the Manager shall not be liable for any consequences to any previously admitted or subsequently admitted Members resulting from their making or failing to make any such elections.

26.          Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

27.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

28.          Entire Agreement. This Agreement constitutes the entire agreement of the Members and the Manager with respect to the subject matter hereof.

29.          Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles thereof), and all rights and remedies shall be governed by such laws.

30.          Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Members and the Manager.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first written above

MANAGER: Robert Rosen

By:
Name: Robert Rosen

CLASS A MEMBER: Kenan Holdings Ltd.

By:
Name:
Title

CLASS B MEMBER: Ansonia Holdings Singapore B.V.

By:
Name: Chen Tou Sin David
Title Director

[Signature Page –Fourth Amended and Restated LLC Agreement]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first written above

MANAGER: Robert Rosen

By:
Name: Robert Rosen

CLASS A MEMBER: Kenon Holdings Ltd.

By:
Name: Yoav Doppelt
Title CEO

CLASS B MEMBER: Ansonia Holdings Singapore B.V.

By:
Name:
Title

[Signature Page –Fourth Amended and Restated LLC Agreement]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first written above

MANAGER: Robert Rosen

By:
Name: Robert Rosen

CLASS A MEMBER: Kenon Holdings Ltd.

By:
Name:
Title

CLASS B MEMBER: Ansonia Holdings Singapore B.V.

By:
Name:
Title

[Signature Page –Fourth Amended and Restated LLC Agreement]

SCHEDULE A

(as of September 2, 2016)

Name	Capital Contribution	Interest	Percentage
Interest

Kenon Holdings	$100	1,000 Class A	100% of Class A
Ltd.		Interests	Interests

Ansonia Holdings	N/A	15 Class B	100% of Class B
Singapore B.V.		Interests	Interests

SCHEDULE B

Terms of Class B Interests

(as of September 2, 2016)

Capitalized terms used in this Schedule B and not otherwise defined herein shall have the meanings assigned in this Agreement.

A.          The approval of holders of a majority of the outstanding Class B Interests shall be required for the Company to:

(i) enter into any agreements or consummate any transaction or series of related transactions that would change the Company’s business or result in the acquisition or disposition of investments by the Company;

(ii) amend the terms of, or provide waivers or consents in respect of, the Loan Agreement, dated as of April 22, 2016, between the Company and Qoros, as amended by that certain Amendment Letter, dated as of June 22, 2016 between the Company and Qoros (the “Initial Qoros Loan”);

(iii) amend the terms of, or provide waivers or consents in respect of, the Loan Agreement, dated as of the date hereof, between the Company and Qoros, as amended from time to time (the “Additional Qoros Loan” and, together with the Initial Qoros Loan, the “Qoros Loans”);

(iv) utilize the proceeds derived from the Amended and Restated Loan Agreement for purposes other than the funding of the Qoros Loans; it being understood that the Qoros Loans are intended to be used by Qoros for its ordinary course working capital;

(v) sell, transfer, otherwise dispose of, or enforce the Company’s rights relating to security interests held by the Company, including the Company’s security interest in certain assets of Qoros, as reflected in the Qoros Security Agreement (as defined in the Amended and Restated Loan Agreement);

(vi) enter into any agreements, consummate any transaction or series of related transactions, or take any action in connection with the approval of any indebtedness or liability at Qoros, the Qoros Loans, or the Company, including amending the terms of the Class B Interests or this Agreement, that may materially and adversely affect the rights or interests of the Class B Member; and

(vii) issue any class of Interests, or securities convertible into a class of Interests, that ranks senior or pari passu to the Class B Interests with respect to receipt of distributions or upon liquidation. For the avoidance of doubt, the Percentage Interests of the Class B Member set forth in Schedule A shall not be diluted without the Class B Member’s consent, provided such Percentage Interests shall be adjusted, as applicable, in accordance with the redemption provisions set forth in Section 16 of this Agreement and the conversion formulation set forth in Clause 7 of the Amended and Restated Loan Agreement at the Facility A Class B Conversion Time (as defined below) and, if applicable, the Facility B Class B Conversion Time and the Facility C Class B Conversion Time (each as defined below).

B.          Repayment Cancellations. If applicable, following the repayment (or deemed repayment) of all amounts owed by the Company under the Facility A Loan (as defined in the Amended and Restated Loan Agreement) in accordance with Clause 5.3 of the Amended and Restated Loan Agreement (the “Facility A Repayment Time”), the Class B Interests determined in accordance with the formulation set forth in Clause 7(a)(i)(A) of the Amended and Restated Loan Agreement (the “Facility A Class B Conversion Interests”) held by the Class B Member immediately prior to the Facility A Repayment Time (including any rights attaching thereto) shall, by virtue of the provisions of this Agreement, without any action on the part of the holders thereof, be deemed cancelled and Schedule A shall be adjusted to reflect the cancellation of the Class B Member’s Facility A Class B Conversion Interests.

If applicable, following the repayment (or deemed repayment) of all amounts owed by the Company under the Facility B Loan (as defined in the Amended and Restated Loan Agreement) in accordance with Clause 5.3 or Clause 5.6 and Clause 7(a)(ii)(B) of the Amended and Restated Loan Agreement (the “Facility B Repayment Time”), the Class B Interests determined in accordance with the formulation set forth in Clause 7(a)(ii)(A) of the Amended and Restated Loan Agreement (the “Facility B Class B Conversion Interests”) held by the Class B Member immediately prior to the Facility B Repayment Time (including any rights attaching thereto) shall, by virtue of the provisions of this Agreement, without any action on the part of the holders thereof, be deemed cancelled and Schedule A shall be adjusted to reflect the cancellation of the Class B Member’s Facility B Class B Conversion Interests.

If applicable, following the repayment (or deemed repayment) of all amounts owed by the Company under the Facility C Loan (as defined in the Amended and Restated Loan Agreement) in accordance with Clause 5.3 or Clause 5.6 and Clause 7(a)(iii)(B) of the Amended and Restated Loan Agreement (the “Facility C Repayment Time”), the Class B Interests determined in accordance with the formulation set forth in Clause 7(a)(iii)(A) of the Amended and Restated Loan Agreement (the “Facility C Class B Conversion Interests”) held by the Class B Member immediately prior to the Facility C Repayment Time (including any rights attaching thereto) shall, by virtue of the provisions of this Agreement, without any action on the part of the holders thereof, be deemed cancelled and Schedule A shall be adjusted to reflect the cancellation of the Class B Member’s Facility C Class B Conversion Interests.

Following the repayment (or deemed repayment) of all amounts owed by the Company under the Amended and Restated Loan Agreement in accordance with Clause 5.6 of the Amended and Restated Loan Agreement (the “Repayment Time”), the Class B Interests held by the Class B Member immediately prior to the Repayment Time (including any rights attaching thereto) shall, by virtue of the provisions of this Agreement, without any action on the part of the holders thereof, be deemed cancelled and Schedule A shall be adjusted to reflect the cancellation of the Class B Member’s Class B Interests.

C.          Class B Conversions. Upon completion of an equity financing (or financing by way of instrument that is convertible into equity) pursuant to which a third party investor subscribes (or, in the case of a financing by way of instrument that is convertible into equity, will on conversion of such instrument subscribe) for an equity interest in Qoros in an aggregate amount not less than the Qualified Financing Amount (as defined in the Amended and Restated Loan Agreement), excluding any amount attributable to the issuance of Class A Interests in connection with the Facility A Class B Conversion, the Facility B Class B Conversion or the Facility C Class B Conversion (each as defined below), and other than a transaction pursuant to which all amounts owed by the Company under the Amended and Restated Loan Agreement are (or are deemed to be) repaid (a “Qualified Financing”), the Class B Interests determined in accordance with the formulation set forth in Clause 7(a)(i) of the Amended and Restated Loan Agreement (the “Facility A Class B Conversion Interests”) shall automatically convert into Class A Interests (the “Facility A Class B Conversion”) based on the principal, together with all accrued but unpaid interest, outstanding under the Facility A Loan (as defined in the Amended and Restated Loan Agreement), in accordance with the Class B conversion formulation set forth in Clause 7(a)(i) of the Amended and Restated Loan Agreement.

Pursuant to the terms set forth in Clause 7(a)(ii)(A) of the Amended and Restated Loan Agreement, the Class B Member may submit a Facility B Conversion/Repayment Notice (as defined in the Amended and Restated Loan Agreement) requesting that the Facility B Class B Conversion Interests convert into Class A Interests. If either (i) the Class B Member has submitted a Facility B Conversion/Repayment Notice making such an election for conversion under Clause 7(a)(ii)(A) of the Amended and Restated Loan Agreement and the Class B Member has not submitted a Further Facility Conversion/Repayment Notice (as defined in the Amended and Restated Loan Agreement) to change its election, (ii) the Class B Member has submitted a Facility B Conversion/Repayment Notice electing repayment of the Facility B Loan and the Class B Member has submitted a Further Facility Conversion/Repayment Notice to change its election, or (iii) the Class B Member has submitted a Facility B Conversion/Repayment Notice electing repayment of the Facility B Loan and, pursuant to the terms set forth in Clause 7(d) of the Amended and Restated Loan Agreement, has also submitted a Facility Conversion Notice (as defined in the Amended and Restated Loan Agreement), then, in the case of (i) and(ii) of this paragraph, upon the completion of a Qualified Financing or, in the case of (iii) of this paragraph, promptly after the Company’s receipt of the Facility Conversion Notice, the Facility B Class B Conversion Interests shall automatically convert into Class A Interests (the “Facility B Class B Conversion”) based on the principal, together with all accrued but unpaid interest, outstanding under the Facility B Loan, in accordance with the Class B conversion formulation set forth in Clause 7(a)(ii)(A) of the Amended and Restated Loan Agreement.

Additionally, pursuant to the terms set forth in Clause 7(a)(iii)(A) of the Amended and Restated Loan Agreement, the Class B Member may submit a Facility C Conversion/Repayment Notice (as defined in the Amended and Restated Loan Agreement) requesting that the Facility C Class B Conversion Interests convert into Class A Interests. If either (i) the Class B Member has submitted a Facility C Conversion/Repayment Notice making such an election for conversion under Clause 7(a)(iii)(A) of the Amended and Restated Loan Agreement and the Class B Member has not submitted a Further Facility Conversion/Repayment Notice to change its election, (ii) the Class B Member has submitted a Facility C Conversion/Repayment Notice electing repayment of the Facility C Loan and the Class B Member has submitted a Further Facility Conversion/Repayment Notice to change its election, or (iii) the Class B Member has submitted a Facility C Conversion/Repayment Notice electing repayment of the Facility C Loan and, pursuant to the terms set forth in Clause 7(d) of the Amended and Restated Loan Agreement, has also submitted a Facility Conversion Notice, then, in the case of (i) and(ii) of this paragraph, upon the completion of a Qualified Financing or, in the case of (iii) of this paragraph, promptly after the Company’s receipt of the Facility Conversion Notice, the Facility C Class B Conversion Interests shall automatically convert into Class A Interests (the “Facility C Class B Conversion” and, together with the Facility A Class B Conversion and the Facility B Class B Conversion, the “Class B Conversions”) based on the principal, together with all accrued but unpaid interest, outstanding under the Facility C Loan, in accordance with the Class B conversion formulation set forth in Clause 7(a)(iii)(A) of the Amended and Restated Loan Agreement.

At the time at which the Facility A Class B Conversion becomes effective (the “Facility A Class B Conversion Time”) and, if applicable, the Facility B Class B Conversion becomes effective (the “Facility B Class B Conversion Time”) and the Facility C Class B Conversion becomes effective (the “Facility C Class B Conversion Time”), all Class B Interests which are the subject of such conversion (including any rights attaching thereto) shall, by virtue of the provisions of this Agreement, without any action on the part of the holders thereof, be deemed cancelled and be automatically converted into Class A Interests, which Class A Interests shall be deemed to be issued by the Company as of the Facility A Class B Conversion Time, the Facility B Class B Conversion Time, or the Facility C Class B Conversion Time, as applicable, and Schedule A shall be adjusted to reflect the Class B Member’s percentage of Class A Interests. For the avoidance of doubt, the Class B Conversions shall be deemed complete upon the later of the Facility A Class B Conversion Time and, if applicable, the Facility B Class B Conversion Time and the Facility C Class B Conversion Time.

Notwithstanding the aforementioned if, upon completion of a Qualified Financing, the outstanding amount owed under the Amended and Restated Loan Agreement is repaid in full, there shall be no Class B Conversions and the Class B Interests held by the Class B Member immediately prior to the Qualified Financing (including any rights attaching thereto) shall, by virtue of the provisions of this Agreement, without any action on the part of the holders thereof, be deemed cancelled.

D.          Qoros Conversion. Following the completion of the Facility A Class B Conversion, and until the third anniversary of the Facility A Class B Conversion, the Company has undertaken that, on request from the Lender, it will use its best efforts (including, but not limited to, assisting with obtaining any required governmental or regulatory approvals, but, for the avoidance of doubt, such efforts shall exclude any requirement to make a repayment or prepayment of any existing indebtedness of Qoros) to take any and all steps required to convert and/or exchange the aggregate Class A Interests held by the Class B Member as a result of the Class B Conversions into a direct holding by the Class B Member of an equity interest in Qoros in compliance with contractual obligations (the “Qoros Conversion”), based upon the then value of the indirect beneficial ownership in Qoros represented by the Class A Interests held by the Class B Member at the Qoros Conversion Time (as defined below).

At the time at which the conversion of the Qoros Conversion becomes effective (the “Qoros Conversion Time”), all Class A Interests held by the Class B Member immediately prior to the Qoros Conversion Time (including any rights attaching thereto) shall, by virtue of the provisions of this Agreement, without any action on the part of the holders thereof, be deemed cancelled and Schedule A shall be adjusted to reflect the cancellation of the Class B Member’s Class A Interests.